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                                                                   Exhibit 21.01

                              LIST OF SUBSIDIARIES

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                                                           STATE OR JURISDICTION
                                                           OF INCORPORATION OR
NAME                                                       ORGANIZATION
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GLOBETROTTER Software, Inc.                                California
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Macrovision UK, Ltd.                                       United Kingdom
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Macrovision Europe, Ltd. (Previously conducted
business under the name C-Dilla Limited)                   United Kingdom
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Macrovision Japan and Asia KK                              Japan
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Macrovision Service Corporation                            Delaware
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Macrovision (Barbados), Ltd.                               California
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Macrovision International Holding Limited Partnership      Cayman Islands
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Macrovision Licensing & Holding B.V.                       Netherlands
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